                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                            AMERADA HESS CORPORATION
             (exact name of registrant as specified in its charter)

           Delaware                                               13-4921002
(State or other jurisdiction of                               (I.R.S. Employer)
incorporation or organization)                               Identification No.)

                           1185 Avenue of the Americas
                               New York, NY 10036
              (Address of Principal Executive Offices and Zip Code)

                            AMERADA HESS CORPORATION
                        AMENDED AND RESTATED 1995 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                           J. BARCLAY COLLINS II, ESQ.
                            Executive Vice President
                               and General Counsel
                            Amerada Hess Corporation
                           1185 Avenue of the Americas
                               New York, NY 10036
                                 (212) 997-8500

         (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                  Proposed        Proposed
Title of                          maximum         maximum
securities         Amount         offering        aggregate           Amount of
to be              to be          price per       offering          registration
registered         registered     share*          price*            fee
--------------------------------------------------------------------------------
Common Stock
  (par value
  $1.00). . . .    5,000,000      55.406          $277,030,000      $73,136
                   shares

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices reported on the composite transactions reporting system of the New York Stock Exchange on January 11, 2000.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by References

         The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

                 (a) The latest annual report of Amerada Hess Corporation (the "Company") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

                 (c) the description of the Company's Common Stock contained in registration statement no. 33-47639 filed by the Company under the Securities Act of 1933 (the "Securities Act").

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         As of January 18, 2000 Mr. Roger B. Oresman, a consulting partner of Milbank, Tweed, Hadley & McCloy LLP and a director of the Company, beneficially owned 11,148 shares of Company Common Stock, par value $1.00 per share.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law confers broad powers upon a corporation incorporated in that State with

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respect to the indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of such corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement or otherwise.

         The By-Laws of the Company contain a provision entitling directors, officers, or employees of the Company, or of any other company which he serves or served as such at the request of the Company, to be indemnified by the Company against any attorney's fees, disbursements and related expenses ("expenses") and amounts paid in settlement, judgments and fines ("liability") paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Company or such other company or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Company or such other company, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expenses shall have been paid or incurred. Indemnification is permitted to the extent not prohibited by law.

         Any person referred to above who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described above shall be reimbursed by the Company for his reasonable expense.

         Any other person claiming indemnification under the By-Laws shall be entitled to receive reimbursement from the Company for any reasonable expense and for any liability (other than any amount paid to the Company) if independent counsel or other disinterested persons selected by the Board of Directors delivers to the Company its written finding that such person acted in good faith in what he reasonably believed to be the best interests of the Company, and with respect to any criminal action or proceeding, reasonably believed that his conduct was lawful.

         The By-Laws of the Company state that rights of indemnification provided therein are in addition to any rights to which any director, officer or employee may be entitled by contract or as a matter of law.

         The Company maintains a Directors and Officers Insurance and Company Reimbursement Policy which covers directors and officers of the Company. Pursuant to the terms of the policy, the insurers will pay on behalf of the individual insureds all losses, subject to certain exceptions and deductibles, which the individual insureds may become obliged to pay by reason of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act, while acting in their

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respective capacities as directors or officers of the Company to the extent the
Company has not indemnified such individuals. In addition, the insurer will reimburse the Company for all losses, subject to certain exceptions and deductibles, in respect of which the Company has indemnified such individual insureds for claims made against them by reason of the acts. The insurers' maximum liability under the policy is $[30,000,000].

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        4         Amerada Hess Corporation Amended and Restated
                  1995 Long-Term Incentive Plan.

        5         Opinion of Milbank, Tweed, Hadley & McCloy LLP.

        23  (a)   Consent of Ernst & Young.

            (b)   Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
                  Exhibit 5).

        24        Powers of Attorney (included on signature page).

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

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         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public

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policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                INDEX TO EXHIBITS

Exhibit No.                  Document
-----------                  --------
   4            Amerada Hess Corporation Amended and Restated 1995
                Long-Term Incentive Plan.

   5            Opinion of Milbank, Tweed, Hadley & McCloy LLP.

   23     (a)   Consent of Ernst & Young.

          (b)   Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
                Exhibit 5).

   24           Powers of Attorney (included on signature page).

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON DECEMBER 30, 1999.

                            AMERADA HESS CORPORATION

                            BY         s/ John Y. Schreyer
                              -------------------------------------
                                        (JOHN Y. SCHREYER)
                                   EXECUTIVE VICE PRESIDENT AND
                                     CHIEF FINANCIAL OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES EACH OF JOHN B. HESS, J. BARCLAY COLLINS II AND JOHN Y. SCHREYER AS ATTORNEY-IN-FACT TO SIGN IN HIS OR HER NAME AND BEHALF, INDIVIDUALLY AND IN EACH CAPACITY DESIGNATED BELOW, AND TO FILE ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT AND ANY REGISTRATION STATEMENT FOR THE SAME OFFERING THAT IS TO BE EFFECTIVE UPON FILING PURSUANT TO RULE 462(B) OF THE SECURITIES ACT OF 1933, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT THE SAID ATTORNEY-IN-FACT AND AGENT MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

        SIGNATURE                                                TITLE                                                DATE
                                                         Director, Chairman of
                                                             the Board and
        /s/ John B. Hess                                 Chief Executive Officer
 ................................                      (Principal Executive Officer)                            December 30, 1999
         (John B. Hess)


       /s/ W.S.H. Laidlaw                              Director, President and Chief
 ................................                          Chief Operating Officer                              December 30, 1999
        (W.S.H. Laidlaw)


      /s/ Nicholas F. Brady
 ................................                               Director                                        December 30, 1999
       (Nicholas F. Brady)


     /s/ J. Barclay Collins II
 ................................                               Director                                        December 30, 1999
      (J. Barclay Collins II)


     /s/ Peter S. Hadley
 ................................                               Director                                        December 30, 1999
       (Peter S. Hadley)



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
          SIGNATURE                                   TITLE                                           DATE

   /s/ Edith E. Holiday
 ...............................                         Director                                        December 30, 1999
    (Edith E. Holiday)


   /s/ William R. Johnson
 ................................                        Director                                        December 30, 1999
    (William R. Johnson)


   /s/ Thomas H. Kean
 ...............................                         Director                                        December 30, 1999
    (Thomas H. Kean)


   /s/ Frank A. Olson
 ................................                        Director                                        December 30, 1999
    (Frank A. Olson)


   /s/ Roger B. Oresman
 ................................                        Director                                        December 30, 1999
    (Roger B. Oresman)


                                                   Director, Executive Vice
                                                        President and
                                                    Chief Financial Officer
   /s/ John Y. Schreyer                            (Principal Accounting and
 ................................                       Financial Officer)                               December 30, 1999
    (John Y. Schreyer)


   /s/ William I. Spencer
 ................................                         Director                                        December 30, 1999
    (William I. Spencer)


   /s/ Robert N. Wilson
 ................................                         Director                                        December 30, 1999
    (Robert N. Wilson)


   /s/ Robert F. Wright
 ................................                         Director                                        December 30, 1999
     (Robert F. Wright)